Exhibit 10.3

ALLONGE TO PROMISSORY NOTE

This instrument is an Allonge to Promissory Note, entered into as of the 28th day of November, 2005, by and between the undersigned, SCIENTIGO, INC. a Delaware corporation (“SCIENTIGO"), and GUIDELINE, INC. (formerly known as FIND/SVP, INC.), a New York corporation.

W I T N E S S E T H:

Reference is hereby made to that certain promissory note dated November 28, 2005 (the "Note") executed by SCIENTIGO in favor of FIND/SVP, INC. now known as GUIDELINE, INC. (“GUIDELINE”) in the original principal amount of $100,000.

WHEREAS, SCIENTIGO and GUIDELINE have agreed to extend the Maturity Date of the Note until August 1, 2006; and

WHEREAS, SCIENTIGO has partially prepaid the Note and the principal balance remaining due at the date hereof is $75,000.00.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SCIENTIGO and GUIDELINE hereby agree as follows:

1. The Note is hereby amended to provide that the maturity date is extended until August 1, 2006 (the “Revised Maturity Date”).

2. Interest shall continue to accrue on the remaining unpaid balance at the rate set forth in the Note through the Revised Maturity Date.

3. All payments received by GUIDELINE in respect of this Note shall be applied first to accrued interest and then to principal.

4. Except as amended herein, the Note shall remain in full force and effect.

IN WITNESS WHEREOF, the SCIENTIGO and GUIDELINE have caused this instrument to be duly executed as of this 10th day of July, 2006.

SCIENTIGO, INC.
a Delaware Corporation

By: /s/ Doyal Bryant
Name: Doyal Bryant
Title: CEO

ACKNOWLEDGED AND AGREED:

GUIDELINE, INC., FKA FIND/SVP, INC.

By: /s/ Peter Stone
Name: Peter Stone
Title: CFO

THIS ALLONGE SHOULD BE PERMANENTLY
AFFIXED TO THE PROMISSORY NOTE DESCRIBED ABOVE.